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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Hudson Hotels Corporation on Form S-3 of our report dated February 27, 1998, of Hudson Hotels Corporation as of and for the year ended December 31, 1997 and our report dated March 22, 1997 on our audit of the financial statements of HH Properties - I, a wholly-owned subsidiary of Hudson Hotel Property Corporation as of December 31, 1996, and for the period November 15, 1996 through December 31, 1996, which reports are included in the Form 10K/A of Hudson Hotels Corporation. We also consent to the reference of our firm under the caption "Experts."


                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                  PRICEWATERHOUSECOOPERS LLP


Rochester, New York
November 13, 1998